UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 24, 2008 (April 18, 2008)

CHINA AGRITECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-49608	75-2955368
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

Room 3F No. 11 Building, Zhonghong International Business Garden
Future Business Center,
Chaoyang North Road, Chaoyang District, Beijing, China 100024
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code:
(86)10-59621278

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Change in Registrant's Certifying Accountant

Effective as of April 18, 2008, China Agritech, Inc. (the “Company”) formally engaged Grobstein, Horwath & Company LLP, as its principal independent auditor to audit the financial statements of the Company for the year ending December 31, 2008 and simultaneously dismissed Kabani & Co. LLP (the “Former Auditor”).

The Former Auditor was the Company’s independent registered public accounting firm engaged to examine the Company’s consolidated financial statements for the fiscal years ended December 31, 2007, 2006 and 2005.

The decision to change accountants was recommended, authorized and approved by the board of directors of the Company.

During the period from the engagement of the Former Auditor through the date of the dismissal of the Former Auditor, including the registrant’s most recent fiscal year and the subsequent interim period, there were no disagreements with the Former Auditors, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the Former Auditor’s satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

Grobstein, Horwath & Company LLP, did not advise the Company with respect to any of the matters described in paragraphs (a)(2)(i) or (ii) of Item 304 of Regulation S-B.

The Company has requested the Former Auditor to furnish it a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether it agrees with the above statements. Upon the Former Auditor’s provision of a copy of such letter to the Company, the Company will promptly file a copy with the SEC via an amendment to this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA AGRITECH, INC.

Date: April 24, 2008	By:	/s/ Yu Chang
Yu Chang Chief Executive Officer